Exhibit 99.1

ImmuCell

ImmuCell Announces Preliminary, Unaudited Product Sales Results for the Quarter Ended March 31, 2020

For Immediate Release

PORTLAND, Maine – April 2, 2020 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle, today announced preliminary, unaudited product sales results for the first quarter ended March 31, 2020.

Product Sales Results:

Total product sales increased by approximately 11.3%, or $500,000, to approximately $4.9 million during the quarter ended March 31, 2020 versus last year’s first quarter, which ended March 31, 2019. Total product sales increased by approximately 13.6%, or $1.7 million, to approximately $14.2 million during the trailing twelve-month period ended March 31, 2020 versus the trailing twelve-month period ended March 31, 2019. In addition, the Company had a backlog of orders worth approximately $1.4 million as of March 31, 2020. These reported figures are preliminary, unaudited estimates and are subject to change.

This is the Company’s third consecutive quarter of strong sales growth. Total product sales increased by approximately 24% during the fourth quarter ended December 31, 2019 and by approximately 38% during the third quarter ended September 30, 2019, versus the comparable periods during 2018, respectively. This level of growth indicates strong acceptance of the First Defense® product line as a tool to help dairy and beef producers optimize the health and productivity of their newborn calves.

This consistent sales growth reduced ending inventory as of March 31, 2020. The Company has estimated that its current annual production capacity is approximately $18 million. The first quarter annualized sales rate is approximately 9% over this rate of production. The current level of demand points to the importance of the Company’s $3.5 million investment to expand its annual production capacity to approximately $27 million. This project is proceeding on budget and on time for anticipated completion in June, subject to any future COVID-related interruptions.

Forward-Looking Cautions:

The first quarter is always the seasonal highest for sales, but the Company is uncertain about its ability to continue this growth rate and meet all customer demand timely during the second quarter given the current state of the global pandemic related to COVID-19. As disclosed in a subsequent event footnote and as a risk factor included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company could experience product shortages, backlogs and production slowdowns due to difficulties accessing needed supplies and labor and other restrictions affecting its ability to consistently deliver its products to market.

The Company will continue to make the health and safety of all of its personnel the top priority as it navigates this uncharted territory over the coming weeks and months, while respecting its role as a nonpublic-facing essential agriculture service in keeping with government directives and prudent practices being advocated by health care professionals.  Presently, production is continuing but not at the rate experienced during the first quarter. This production slowdown is anticipated to have a negative effect on the Company’s revenues and operating results for the second quarter of 2020. However, at this point, the Company is unable to estimate the magnitude of that impact. It is possible that further interruptions could have consequences that the Company does not presently recognize, resulting in other COVID-19 related negative impacts on its business. Because of the high demand for the First Defense® product line, the Company’s sales team is contacting major distributors to inform them of these developments and to work with them to try to meet their needs and, if necessary, to allocate the available supply among customers.

The Company is also very concerned about the medium-term impact that the COVID-19 pandemic may have on the dairy and beef industries and on its customers. Milk prices, which had reached new positive levels during the first quarter of 2020, have crashed recently. There are reports of milk being dumped at farms due to decreased demand.

Management Discussion:

“These top line results demonstrate the value of our technology in preventing E. coli, coronavirus and rotavirus infections in newborn calves as well as the growth potential for our business,” commented Michael F. Brigham, President and CEO. “We expect to be measured by our ability to recover from the current pandemic-related challenges and execute our production capacity expansion plans.”

“To date, the pandemic has not had a material impact on our FDA development plans for Re-Tain™, a novel treatment for subclinical mastitis without a milk discard requirement that provides an alternative to traditional antibiotics,” Mr. Brigham continued.

About ImmuCell:
ImmuCell Corporation's (Nasdaq: ICCC) purpose is to create scientifically-proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef livestock, and is in the late stages of developing Re-Tain™, a novel treatment for subclinical mastitis, the most significant cause of economic loss to the dairy industry. The Company expects to file a more detailed press release covering its first quarter financial results and file its Annual Report on Form 10-Q on or about May 13, 2020. Interested parties can access a conference call to be scheduled by the Company to review the financial results at that time. Investors are encouraged to review the Company’s updated Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company. Progress photos of the Company’s investment to expand the production capacity of the First Defense® product line are now also available under the “First Defense®” tab of its website. Press releases and other information about the Company are available at: http://www.immucell.com.

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold associated with our new product, Tri-Shield First Defense®; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the anticipated costs of (or time to complete) planned expansions of our manufacturing facilities and the adequacy of our funds available for these projects; the continuing availability to us on reasonable terms of third-party providers of critical products or services; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; the future adequacy of our working capital and the availability and cost of third-party financing; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future cost of our variable interest rate exposure on most of our bank debt; costs associated with sustaining compliance with current Good Manufacturing Practice (cGMP) regulations in our current operations and attaining such compliance for the facility to produce the Nisin Drug Substance; implementation of international trade tariffs that could reduce the export of dairy products, which could in turn weaken the price received by our customers for their products; our effectiveness in competing against competitors within both our existing and our anticipated product markets; the cost-effectiveness of additional sales and marketing expenditures and resources; anticipated changes in our manufacturing capabilities and efficiencies; the value of our net deferred tax assets; projections about depreciation expense and its impact on income for book and tax return purposes; anticipated market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain™), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand, our reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making and delays by regulatory authorities, currency values and fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized above.

Contacts:	Michael F. Brigham, President and CEO ImmuCell Corporation (207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame Lytham Partners, LLC (602) 889-9700 iccc@lythampartners.com